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                                                                    EXHIBIT 32.1

        STATEMENT PURSUANT TO SECTION 906 THE SARBANES-OXLEY ACT OF 2002
                                       BY
           PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
       REGARDING FACTS AND CIRCUMSTANCES RELATING TO EXCHANGE ACT FILINGS

                              Dated: August 8, 2003

         I, M. Peter Thomas, certify that the periodic report on Form 10-Q for the period ending June 28, 2003, to which this Statement is attached:

         1. fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, and

         2. the information contained in the periodic report to which this Statement is attached, fairly presents, in all material respects, the financial condition and results of operations of the registrant.

         IN WITNESS WHEREOF, the undersigned has executed this Statement as of the date first written above.

                                            /s/ M. Peter Thomas
                                   ---------------------------------------------
                                   M. Peter Thomas
                                   President and Chief Executive Officer